Exhibit 99.3

Pro Forma Financial Information

Unaudited Pro Forma Combined Balance Sheet

(in thousands)

	As of March 31, 2009
	Historical	Pro Forma
	ICF	Adjustments		Consolidated
Current Assets:
Cash and cash equivalents	$2,049	$(61	)(a)	$1,988
Contract receivables, net	184,337			184,337
Prepaid expenses and other	5,270			5,270
Restricted cash	2,180			2,180
Deferred income taxes	8,134			8,134

Total Current Assets	201,970	(61)		201,909

Total Property and Equipment, net	23,457			23,457
Other Assets:
Goodwill	299,650	4,133	(b,c)	303,783
Other intangible assets	42,101	(3,052	)(c)	39,049
Restricted cash	1,534			1,534
Other assets	4,257			4,257

Total Assets	$572,969	$1,020		$573,989

Current Liabilities:
Accounts payable	$34,937	$(61	)(a)	$34,876
Accrued expenses	30,970	1,423	(b,d)	32,393
Accrued salaries and benefits	33,344	(348	)(e)	32,996
Deferred revenue	14,671			14,671
Income taxes payable	1,642			1,642

Total Current Liabilities	115,564	1,014		116,578

Long-Term Liabilities:
Long-term debt	226,008	—		226,008
Deferred rent	2,055			2,055
Deferred income taxes	12,571			12,571
Other liabilities	5,532			5,532

Total Liabilities	361,730	1,014		362,744

Stockholders’ Equity	211,239	6	(f)	211,245

Total Liabilities and Stockholders’ Equity	$572,969	$1,020		$573,989

The accompanying notes are an integral part of these combined financial statements.

Note that the preliminary balance sheet for Macro International, Inc. as of March 31, 2009 was reflected in the consolidated balance sheet of ICF International, Inc. as of the date of acquisition on March 31, 2009, as reported in ICF’s quarterly report on Form 10-Q filed May 8, 2009.

Unaudited Pro Forma Combined Statements of Earnings

(in thousands, except per share amounts)

	For the three months ended March 31, 2009
	Historical		Pro Forma
	ICF	Macro	Adjustments			Consolidated
Revenue	$157,862	$35,440	$			$193,302
Direct Costs	99,237	25,735				124,972
Operating costs and expenses:
Operating expenses	45,289	5,963		(1,378	)(g)	49,874
Depreciation and amortization	1,559	738				2,297
Amortization of intangible assets	1,747	1,165		254	(h)	3,166

Total operating costs and expenses	48,595	7,866		(1,124)		55,337

Operating income (loss)	10,030	1,839		1,124		12,993
Interest (expense)/ income	(703)	(872)		368	(i)	(1,207)
Other income	134	2				136

Income (loss) before taxes	9,461	969		1,492		11,922
Income tax expense (benefits)	3,579	370		597	(j)	4,546

Net income (loss)	$5,882	$599		$895		$7,376

Earnings per Share:
Basic	$0.39					$0.49

Diluted	$0.38					$0.47

Weighted-average Common Shares Outstanding:
Basic	15,079					15,079

Diluted	15,572					15,572

The accompanying notes are an integral part of these combined financial statements.

Unaudited Pro Forma Combined Statements of Earnings

(in thousands, except per share amounts)

	For the year ended December 31, 2008
	Historical		Pro Forma
	ICF	Macro	Adjustments			Consolidated
Revenue	$697,426	$149,584	$			$847,010
Direct Costs	460,002	108,902				568,904
Operating costs and expenses:
Operating expenses	170,360	22,860		(1,088	)(k)	192,132
Depreciation and amortization	5,407	3,036				8,443
Amortization of intangible assets	8,683	4,660		1,064	(l)	14,407

Total operating costs and expenses	184,450	30,556		(24)		214,982

Operating income (loss)	52,974	10,126		24		63,124
Interest (expense)/ income	(4,082)	(3,488)		(2,412	)(m)	(9,982)
Other income	581	63				644

Income (loss) before taxes	49,473	6,701		(2,388)		53,786
Income tax expense (benefits)	20,750	2,628		(955	)(j)	22,423

Net income (loss)	$28,723	$4,073		$(1,433)		$31,363

Earnings per Share:
Basic	$1.96					$2.14

Diluted	$1.88					$2.05

Weighted-average Common Shares Outstanding:
Basic	14,641					14,641

Diluted	15,270					15,270

The accompanying notes are an integral part of these combined financial statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On March 31, 2009, ICF International (“ICF” or the “Company”) acquired 100 percent of the outstanding shares of Macro International Inc. (“Macro”) and reflected the preliminary balance sheet for Macro in the ICF financial statements reported in ICF’s quarterly report on Form 10-Q filed May 8, 2009 for the quarter ending March 31, 2009. The unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with the provisions of SFAS No. 141(R), Business Combinations, as if the acquisition had taken place at the beginning of the fiscal periods presented, January 1, 2008 and 2009.

The pro forma amounts have been developed from the unaudited consolidated financial statements for the three months ended March 31, 2009, for ICF and Macro as well as the audited consolidated financial statements of ICF contained in its Annual Report on Form 10-K for the year ended December 31, 2008, and audited consolidated financial statements for Macro for the year ended December 31, 2008. The assumptions, estimates and adjustments here have been made solely for the purposes of developing these combined consolidated financial statements.

In accordance with the purchase method of accounting, the assets and liabilities of Macro were recorded at their respective estimated fair values as of the date of acquisition. Management’s estimates of the fair value of assets acquired and liabilities assumed are based, in part, on third-party evaluations. The preliminary allocation of the purchase price was based upon a preliminary valuation, and our estimates and assumptions are subject to change.

The unaudited pro forma combined consolidated financial statements are provided for illustrative purposes only and are not intended to represent the actual consolidated results of operations or the consolidated financial position of ICF had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements of ICF and Macro.

Note A. Basis of Presentation

Effective March 31, 2009, the Company acquired 100 percent of the outstanding common shares of Macro International Inc. (“Macro”). Macro provides research and evaluation, management consulting, marketing communications, and information services to key agencies of the federal government. Macro is recognized for its expertise in research, evaluation, consulting and implementation services, particularly in federal health programs, covering a wide range of health issues in the U.S. and internationally. In addition to its health-related expertise, Macro has strong credentials in housing, labor, and veterans affairs issues. The Company undertook the acquisition to expand its health-related and large project implementation capabilities across key federal markets, to add service offerings and clients in one of its largest markets, and to provide significant growth potential and cross-selling opportunities.

The acquisition was accounted for as a purchase in accordance with the provisions of SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). The aggregate purchase price was approximately $155.0 million in cash, which was funded by our revolving credit facility. The stock purchase agreement contains a working capital adjustment provision that will affect the final purchase price. The effect of the working capital adjustment has not been finalized, but is estimated to be approximately $2.5 million in favor of the seller. The Company has engaged an independent valuation firm to assist management in the allocation of the purchase price to goodwill and to other acquired intangible assets. The excess of the purchase price over the estimated fair value of the net tangible assets acquired was approximately $130.4 million. The Company has preliminarily allocated approximately $105.0 million to goodwill and $25.4 million to other intangible assets. The intangible assets consist of approximately $25.4 million of intangibles that are being amortized over eight years. Macro was purchased under the election provisions of Internal Revenue Code 338(h)(10), and therefore, goodwill and the amortization of intangibles are deductible for tax purposes. The results of operations for Macro will be included in the Company’s statement of earnings after March 31, 2009. The effect of the acquisition is reflected in the Company’s March 31, 2009 consolidated balance sheet and related notes.

The Company incurred approximately $1.0 million of transaction expenses related to the acquisition in the quarter prior to the assumed date of acquisition. The expenses are recorded on the statement of earnings as operating expenses. In addition, the Company incurred $0.6 million in debt issuance costs related to the acquisition. The debt issuance costs were recorded as other assets and will be amortized over the remaining life of the credit agreement.

(Continued)

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Because the assets and liabilities of Macro were included in the Company’s consolidated balance sheet as of March 31, 2009, the balance sheet of ICF as of March 31, 2009 used in these pro forma financial statements includes such assets and liabilities. The following table provides the preliminary allocation of assets acquired and liabilities assumed as of March 31, 2009 (in thousands of dollars):

Cash	$75
Contract receivables	36,585
Other current assets	633
Customer-related intangibles	24,574
Marketing-related intangibles	797
Goodwill	105,068
Other assets	134
Property and equipment	5,274

Total assets	173,140

Accounts payable	3,209
Accrued salaries and benefits	8,419
Accrued expenses	1,446
Billings in excess of costs	2,574

Total liabilities	15,648

Net assets	$157,492

(Continued)

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note B. Pro Forma Adjustments

The pro forma information included herein differs from the previously reported preliminary March 31, 2009 balance sheet of Macro that was consolidated with the ICF balance sheet as reported in the ICF quarterly report on Form 10-Q filed May 8, 2009, because it reflects adjustments resulting from a subsequent review of Macro’s preliminary March 31, 2009 balance sheet. These adjustments affect the estimated purchase price, including adjustments to goodwill, intangibles, taxes, intangible expense, interest expense, and other expenses. The pro forma unaudited combined consolidated financial statements do not include anticipated incremental business development and information technology expenses. The pro forma adjustments included in the unaudited combined consolidated financial statements are as follows:

(a)	Adjust opening cash balance to the corrected balance.

(b)	Adjust goodwill and accrued expenses for estimated working capital adjustment of $2.5 million.

(c)	Reduce the fair value of acquired identified intangibles by $1.6 million and record accumulated amortization of intangibles of $1.4 million in accordance with subsequent purchase price allocation.

(d)	Adjust accrued ICF acquisition expenses of $1.0 million and a reduction of $0.1 million in the accrued expense opening balance.

(e)	Adjust accrued salaries and benefits for acquisition-related liabilities.

(f)	Record impact of pro forma adjustments to stockholders’ equity.

(g)	Eliminate ICF acquisition-related expenses of $1.0 million, Macro acquisition-related expenses of $0.5 million, and Macro profit sharing expense of $0.8 million, partially offset by an increase of $0.3 million 401(k) plan expense, $0.5 million increase in incremental integration, and $0.1 in miscellaneous expenses.

(h)	Eliminate Macro historical intangible amortization expense of $1.2 million and record amortization expense of $1.4 million related to the Macro acquisition.

(i)	Eliminate Macro historical interest expense and record interest expense related to an average acquisition balance of $155 million at an estimated interest rate of 1.3% for the three-month period.

(j)	Record income tax provision for pro forma adjustments at a combined federal and state statutory tax rate of 40%.

(k)	Elimination of Macro profit sharing expense of $3.0 million partially offset by an increase of $1.4 million 401(k) plan expense and $0.5 million increase in incremental integration expenses.

(l)	Eliminate Macro historical intangible amortization expense of $4.7 million and record amortization expense of $5.7 million related to the Macro acquisition.

(m)	Eliminate Macro historical interest expense and record interest expense related to an average acquisition balance of $147.5 million at an estimated interest rate of 4.0% for the twelve month period.